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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 9, 1999

                              LIBERTY DIGITAL, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

    Delaware                       0-22815                       84-1380293
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State or other                   (Commission                    (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation)

          67 Irving Place North, 4th Floor
                    New York, NY                      10003
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       (Address of principal executive office)      (Zip Code)

        Registrant's telephone number, including area code (212) 387-7700
                                                           --------------

 (Former name or former address, if changed since last report): TCI Music, Inc.


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS

         On September 9, 1999, the transactions contemplated by the Contribution Agreement, as amended, dated April 23, 1999 by and among the Company, Liberty Media Corporation ("Liberty") and certain of its affiliates were completed. Pursuant to the Contribution Agreement, Liberty DMX, Inc. ("Liberty DMX"), a wholly owned subsidiary of Liberty, contributed to the Company all of the outstanding stock of its wholly owned subsidiaries that were formed solely to hold some of Liberty's investments in interactive programming and content related assets (the "Contributed Subsidiaries"). In addition, Liberty (through Liberty DMX) assigned to the Company certain of its rights under the Access Agreement regarding the provision of certain interactive video services over the cable television systems of AT&T and its controlled affiliates (the "AT&T Systems"). The Access Agreement establishes a framework to negotiate definitive agreements for digital channel capacity on the AT&T Systems equal to one six-megahertz channel (which, under current digital compression technology, will enable carriage of between 12 and 15 video channels) to be used for interactive, category specific channels providing entertainment, information and merchandise programming, subject to certain conditions ("Interactive Video Services"). The material terms of the definitive agreements, other than those included in the Access Agreement, are subject to negotiation between the Company and AT&T. Pursuant to this assignment, the Company became subject to certain obligations imposed by the Access Agreement, including, but not limited to, AT&T's option to enter into joint ventures with the Company regarding the provision of such Interactive Video Services on the AT&T Systems, and, if such ventures are formed, AT&T's right to acquire the Company's interest in such joint ventures at their fair market value after a three year period. In connection with the Contribution Agreement, the Board of Directors of Liberty adopted a policy that the Company will be the primary (but not exclusive) vehicle for the pursuit of corporate opportunities relating to interactive programming and content related services in the United States and Canada, subject to certain limitations.

         Liberty has also agreed in the Contribution Agreement that it will use reasonable efforts to make available to the Company for its Interactive Video Services the benefits of the "preferred vendor status" to which Liberty is entitled under the Access Agreement with respect to the access, timing and placement of new programming services on the AT&T Systems. Both the assignment of rights with respect to Interactive Video Services and the agreement to make such benefits available to the Company are subject to the terms, conditions and obligations set forth in the Access Agreement, the Contribution Agreement and the assignment.

         In addition, Liberty DMX contributed to the Company a combination of cash and notes payable to Liberty or one or more of its affiliates (which notes were assigned to Liberty DMX prior to the closing of the Contribution Transaction) by the Contributed Subsidiaries and the Company equal to $150 million.

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         Finally, the Company adopted the Deferred Compensation and Stock
Appreciation Rights Plan and entered into Deferred Compensation and Stock Appreciation Rights Agreements with Lee Masters, a director, President and Chief Executive Officer of the Company and Bruce W. Ravenel, a director and Executive Vice president of the Company. The Deferred Compensation and Stock Appreciation Rights Plan is comprised of a deferred compensation component and stock appreciation rights grants. The deferred compensation component provides Messrs. Masters and Ravenel with the right to receive an aggregate of 9 1/2% of the appreciation in the Series A common stock (as reflected by its market price) over a base price, subject to a maximum amount payable; and the stock appreciation rights provide them with the appreciation in the market price of the Series A common stock above the maximum amount payable under the deferred compensation component.

         In consideration of the foregoing, the Company issued to Liberty DMX
(1) 109,450,167 shares of Series B common stock and (2) 150,000 shares of Series B convertible preferred stock having an initial liquidation aggregate preference of $150 million.

         The effective issue price of the shares of Series B common stock issued pursuant to the Contribution Agreement was based on the average of the daily closing prices of the Series A common stock on the Nasdaq SmallCap Market for the 30 day period ended April 5, 1999 (the day before the public announcement of the transaction) rounded down to the nearest cent. That average market price was $4.66 per share. The conversion price for the Series B preferred stock issued pursuant to the Contribution Agreement was 125% of the average market price used to calculate the issue price of the Series B Common Stock, or $5.825.

         Liberty and the Company agreed that the aggregate net value of the transaction is $600 million. The value of the Contributed Subsidiaries that hold stock of public companies was based on the closing trading price of the stock held by the Contributed Subsidiaries in publicly traded companies on April 5, 1999; and the value of the Contributed Subsidiaries that do not hold publicly traded investments was based on the most recent purchase price paid for such investment, in both cases less the amount of any liabilities to be assumed by the Company. The value of the assignment of the rights with respect to Interactive Video Services under the Access Agreement was determined based on a discounted cash flow analysis using projections made by Liberty of the operating income of the interactive television business for the term of the Access Agreement.

         A copy of the Contribution Agreement is included as Exhibit 2.1, the Amendment to the Contribution Agreement dated September 7, 1999 is included as
Exhibit 2.2, a copy of the Certificate of Designations for the Series B convertible preferred stock is included as Exhibit 4.1 and a copy of the Company's and Liberty's press release with respect to the Contribution

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Agreement is included as Exhibit 99.1 to this Form 8-K. Such documents are incorporated by reference into this Item 5, and the foregoing description of such documents is qualified in its entirety by reference to such Exhibits.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (b) Pro Forma Financial Information.

         Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the Company hereby files the financial pro forma information as Exhibit 99.2.

         Unaudited Pro Forma Condensed Combined Financial Information
                   1.     Pro forma Condensed Introductory Paragraphs
                   2. Unaudited Pro forma Condensed Combined Balance Sheet as of June 30, 1999
                   3.     Unaudited Pro forma Condensed Combined Statement of
                          Operations - six months ended June 30, 1999
                   4.     Unaudited Pro forma Condensed Combined Statement of
                          Operations - year ended December 31, 1998

         (c) Exhibits.

             Exhibit 2.1 Contribution Agreement dated April 23, 1999 by and among TCI Music, Inc., Liberty Media Corporation and certain affiliates of Liberty Media Corporation (incorporated by reference to Appendix I to the Company's Proxy Statement dated July 30, 1999 for its 1999 Annual Meeting). The Exhibits and Schedules of this Exhibit have been omitted pursuant to the rules promulgated by the Commission and will be provided to the Commission upon request.

             Exhibit 2.2 Amendment to Contribution Agreement, dated as of September 7, 1999, among Liberty Media Corporation, certain affiliates of Liberty Media Corporation and TCI Music, Inc. The Exhibits and Schedules of this Exhibit have been omitted pursuant to the rules promulgated by the Commission and will be provided to the Commission upon request.

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             Exhibit 4.1  Certificate of Designations of Convertible Preferred
                          Stock, Series B.

             Exhibit 99.1 Liberty Media Corporation and TCI Music, Inc. Press
                          Release issued September 10, 1999

             Exhibit 99.2 Pro Forma Financial Information


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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               LIBERTY DIGITAL, INC.

Date: November 5, 1999                         By:  /s/ Ralph J. Sorrentino
                                                    ----------------------------
                                                    Ralph J. Sorrentino
                                                    Executive Vice President and
                                                    Chief Financial Officer


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                                 EXHIBIT INDEX

             Exhibit 2.1 Contribution Agreement dated April 23, 1999 by and among TCI Music, Inc., Liberty Media Corporation and certain affiliates of Liberty Media Corporation (incorporated by reference to Appendix I to the Company's Proxy Statement dated July 30, 1999 for its 1999 Annual Meeting). The Exhibits and Schedules of this Exhibit have been omitted pursuant to the rules promulgated by the Commission and will be provided to the Commission upon request.

             Exhibit 2.2 Amendment to Contribution Agreement, dated as of September 7, 1999, among Liberty Media Corporation, certain affiliates of Liberty Media Corporation and TCI Music, Inc. The Exhibits and Schedules of this Exhibit have been omitted pursuant to the rules promulgated by the Commission and will be provided to the Commission upon request.

             Exhibit 4.1 Certificate of Designations of Convertible Preferred Stock, Series B.

             Exhibit 99.1 Liberty Media Corporation and TCI Music, Inc. Press
                          Release issued September 10, 1999


             Exhibit 99.2 Pro Forma Financial Information